Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR THIRD QUARTER OF FISCAL 2011

Fremont, CA, February 1, 2011 – Telecommunications equipment maker Network Equipment Technologies, Inc. (“NET”, NASDAQ:NWK) today reported its results for its third fiscal quarter, ended December 24, 2010.

Total revenue in the third quarter was $13.9 million, down 31% from the prior quarter and down 15% from the third quarter of fiscal 2010. The decrease is primarily attributable to NET’s Federal business, which was affected by delays in approval of the federal defense budget and declining sales of our legacy products.

Net loss in the third quarter was $7.8 million or $0.26 per share, compared to net loss of $3.4 million, or $0.11 per share, in the prior quarter, and net loss of $6.8 million, or $0.23 per share, in the third quarter of the prior fiscal year.

On a non-GAAP basis, net loss in the second quarter was $5.9 million or $0.20 per share, compared to net loss of $1.9 million or $0.06 per share, in the prior quarter, and net loss of $4.5 million, or $0.15 per share in the third quarter of fiscal 2010. Non-GAAP income adjusts for stock-based compensation, restructure charges, gains from the early extinguishment of debt, and other significant non-recurring items, including separation charges related to changes in senior management.

Cash, restricted cash and investment balances at the end of the third quarter were $67.2 million, down from $72.2 million at the end of the prior quarter, primarily as a result of cash used for operations.

 “While our Federal business was down, enterprise sales of our VX and UX products, combined, increased more than 50% sequentially,” said President and CEO C. Nicholas Keating, Jr. “The quarter marked the completion of nearly two years of product development of our UX2000 and the expansion of our technology and integration partnerships. In addition, we now have a worldwide distribution network largely in place. Working with industry leaders, we joined launch activities for Microsoft’s Lync Server 2010 in more than 60 cities in 26 countries around the world. We are encouraged by the market opportunity we see developing on a number of fronts.”

Conference Call Information:

NET will be hosting a conference call today to discuss these results at 5:00 p.m. ET. Please dial (866) 730-5771 or (857) 350-1595 and provide conference ID# 43106176 to access the call. The conference call will also be broadcast from the company’s website.

A recording of the conference call will be provided by telephone and the Internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on February 8, 2011; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 51786900.  A digital recording will be available on the company's website for one year.

About Network Equipment Technologies

Network Equipment Technologies, Inc. (NET) delivers high performance networking equipment optimized for real-time communications. For more than a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company is focused on providing secure real-time communications for unified communications (UC), SIP trunking, enterprise mobility, and IP-based multi-service networking. NET is headquartered in Fremont, CA and has 14 offices worldwide including the U.S., the U.K., France, the Middle East, China, Japan, Australia, and Latin America. The company sells its solutions to enterprise and government customers through a direct sales force and an international network of resellers and distributors.  For more information on NET, please visit the company’s website at www.net.com.

Use of Non-GAAP Financial Information

Use of non-GAAP information.  In evaluating NET’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management believes that non-GAAP net loss and other non-GAAP measures help indicate a base level of NET’s performance before gains, losses, or charges that are considered by management to be outside of the recurring operations of our business. We believe that the non-GAAP information regarding recurring operations allows for a better understanding of NET’s operating performance compared to prior periods and a clearer analysis of operating trends. Management uses this non-GAAP information for planning and forecasting of future periods, making decisions regarding spending levels and the allocation of resources, and determining management and employee compensation. We believe that disclosing these non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our ongoing financial and operational performance. Specifically, we believe these non-GAAP financial measures, when read in conjunction with NET’s GAAP financials, provide useful information to investors by offering:

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the ability to make more meaningful period-to-period comparisons of our ongoing operating results;

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the ability to better identify trends in our underlying business and perform related trend analysis;

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a better understanding of how management plans and measures our underlying business; and

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an easier way to compare our most recent results of operations against investor and analyst financial models.

In determining non-GAAP net loss, we exclude certain gains or losses that are the result of infrequent events. Such items include (i) gains from the early extinguishment of our debt, and (ii) gains or losses from significant restructuring or other infrequent charges such as termination and severance charges related to changes in senior management. Management believes that these exclusions are appropriate because these items are not indicative of ongoing operating results or limit comparability.

We also exclude certain non-cash charges that may vary between periods and between companies based on the valuation methodology chosen and the input of required data that may not be directly related to current business operations, such as a company’s stock price. Such items include stock-based compensation. Management believes that excluding these items allows for more meaningful comparisons of our operating results across periods and to our competitors.

Limitations.  These non-GAAP financial measures are not presented in accordance with, nor are they a substitute for, U.S. GAAP. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains forward-looking statements, including statements about market opportunities and other statements relating to possible future revenue and operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include our ability to commercialize new products and product enhancements, success in building new sales channels, achieving broad market acceptance for our products, the status of relations with and performance by third-party technology providers, challenges of managing inventory and production of products, certifications and regulatory compliance for new and existing products, federal government budget matters and procurement decisions, and the timing of orders and revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	December 24, 2010	December 25, 2009	December 24, 2010	December 25, 2009
Revenue:
Product	$10,553	$12,550	$37,281	$42,835
Service and other	3,368	3,773	10,351	12,759
Total revenue	13,921	16,323	47,632	55,594
Costs of revenue:
Cost of product revenue	6,163	6,578	19,090	21,467
Cost of service and other revenue	2,699	3,209	8,828	10,916
Total cost of revenue	8,862	9,787	27,918	32,383
Gross margin	5,059	6,536	19,714	23,211
Operating expenses:
Sales and marketing	5,320	4,668	15,076	14,688
Research and development	4,803	5,053	14,457	14,461
General and administrative	2,237	3,583	8,149	9,168
Restructure and other costs (recoveries)	297	(7)	297	17
Total operating expenses	12,657	13,297	37,979	38,334
Loss from operations	(7,598)	(6,761)	(18,265)	(15,123)
Other income (expense), net	65	186	7	414
Interest expense, net	(256)	(225)	(930)	(499)
Gain on extinguishment of debt	—	—	—	555
Loss before taxes	(7,789)	(6,800)	(19,188)	(14,653)
Income tax provision (benefit)	33	(1)	238	43
Net loss	$(7,822)	$(6,799)	$(19,426)	$(14,696)

Per share amounts
Basic and diluted net loss	$(0.26)	$(0.23)	$(0.65)	$(0.51)

Basic and diluted common and common equivalent shares	29,848	29,280	29,814	29,101

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 24, 2010 (unaudited)	March 26, 2010 (1)
Current assets:
Cash and investments	$65,025	$80,461
Restricted cash	2,192	554
Accounts receivable, net	9,272	13,468
Inventories	4,784	4,377
Prepaid expenses and other assets	5,086	7,961
Total current assets	86,359	106,821

Property and equipment, net	4,638	5,155
Other assets	4,426	5,710
Total assets	$95,423	$117,686
Liabilities and Stockholders’ Equity:
Accounts payable	$6,641	$7,987
Other current liabilities	9,651	13,230
Total current liabilities	16,292	21,217

Long-term liabilities	1,223	2,161
3 ¾% convertible senior notes	10,500	10,500
7 ¼% redeemable convertible subordinated debentures	23,704	23,704
Stockholders’ equity	43,704	60,104
Total liabilities and stockholders’ equity	$95,423	$117,686

(1) Derived from audited consolidated financial statements as of March 26, 2010.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET LOSS RECONCILIATION
(Unaudited – in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	December 24, 2010	December 25, 2009	December 24, 2010	December 25, 2009

GAAP net loss	$(7,822)	$(6,799)	$(19,426)	$(14,696)
Stock based compensation expense:
Cost of product revenue	126	87	343	268
Cost of service and other revenue	95	101	280	275
Sales and marketing	473	392	1,270	1,308
Research and development	562	434	1,565	1,208
General and administrative	336	721	1,046	1,406
Severance and restructure related:
General and administrative, accretion of discount on future cash flows from subleases	25	46	94	155
Sales and marketing, severance	—	—	—	490
General and administrative, severance	—	516	—	516
Restructure, primarily severance	297	(7)	297	17
Gain on extinguishment of debt	—	—	—	(555)
Non-GAAP net loss	$(5,908)	$(4,509)	$(14,531)	$(9,608)
Non-GAAP net loss per share data:
Basic and diluted	$(0.20)	$(0.15)	$(0.49)	$(0.33)
Common and common equivalent shares:
Basic and diluted	29,848	29,280	29,814	29,101